As filed with the Securities and Exchange Commission on August 9, 1996
                                                   Registration No. 33-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                              AMTECH SYSTEMS, INC.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Arizona                                            86-0411215
- --------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

131 South Clark Drive, Tempe, Arizona                                 85281
- --------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                        (Zip Code)

                    Non-Employee Directors Stock Option Plan
- --------------------------------------------------------------------------------
                            (Full title of the plan)

                                  Jong S. Whang
                                    President
                              Amtech Systems, Inc.
                              131 South Clark Drive
                              Tempe, Arizona 85281
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (602) 967-5146
- --------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                     Proposed    Proposed
    Title of                         Maximum      Maximum
   Securities         Amount         Offering    Aggregate      Amount of
      To Be           To Be           Price      Offering      Registration
   Registered       Registered      Per Share *    Price *          Fee
   ----------       ----------      -----------  ---------     ------------

Common Stock,         200,000         $4.375      $875,000          $302
$.01 par value



- -------------------------

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on August 6, 1996.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to September 30, 1995; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       Description of Securities.  Not applicable.
              --------------------------

Item 5.       Interests of Named Experts and Counsel.  Not applicable.
              ---------------------------------------

Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

              The right of the shareholders to sue any director for misconduct in conducting the affairs of the Company is limited by Article 14 of the Company's Articles of Incorporation and Arizona statutory law to actions for damages resulting from a breach of a director's fiduciary duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, the unlawful payment of dividends or stock repurchases or transactions in which a director receives an improper personal benefit. Ordinary negligence is not a ground for such a suit.

              The Company also has the right, pursuant to Article 11 of the Company's Articles of Incorporation, to indemnify any present or former director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Arizona statutory law at the time of any such indemnification. The statute does not limit the liability of directors or officers for monetary damages under the Federal securities laws.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              ------------------------------------

Item 8.       Exhibits.
              ---------

              Exhibit Index located at Page 8.

Item 9.       Undertakings.
              -------------

              (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                               (ii) To  reflect in the  prospectus  any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any  material  information  with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the  requirements  of the  Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, and the State of Arizona, on August 7, 1996.

                              AMTECH SYSTEMS, INC.
                              an Arizona corporation



                              By  /s/ Jong S. Whang
                                  ----------------------------------------------
                                      Jong  S. Whang, President

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Jong S. Whang and Robert T. Hass, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                 Title                    Date
- ---------                                 -----                    ----

/s/ Jong S. Whang       Chairman of the Board,                    August 7, 1996
- -----------------       President (Chief Executive Officer)
Jong S. Whang


/s/ Robert T. Hass      Vice President-Finance                    August 7, 1996
- ------------------      (Chief Financial & Accounting
Robert T. Hass          Officer) and Director


/s/ Donald F. Johnston  Director                                  August 7, 1996
- ----------------------
Donald F. Johnston


/s/ Alvin Katz          Director                                  August 7, 1996
- --------------
Alvin Katz


/s/ Bruce R. Thaw       Director                                  August 7, 1996
- -----------------
Bruce R. Thaw

                                  EXHIBIT INDEX

    Exhibit                                                                     Page or
    Number                                 Description                      Method of Filing
    ------                                 -----------                      ----------------
      4.1          Non-Employee Directors Stock Option Plan                        *

      4.2          Form of Stock Option Agreement                                  *

       5           Form of opinion rendered by Squire, Sanders &                   *
                   Dempsey, counsel for the Registrant (including
                   consent)

      23.1         Consent of Arthur Andersen LLP                                  *

      23.2         Consent of Counsel                                        See Exhibit 5

       24          Powers of Attorney                                      See Signature Page

- ------------------

*  Filed herewith.
                                        8